UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

HATTERAS CORE ALTERNATIVES FUND, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Shareholder Services

EXTREMELY IMPORTANT

Re: Hatteras Core Alternatives Fund L.P.

Dear Shareholder:

On October 1, 2013, we announced that RCS Capital Corporation (NYSE: RCAP) entered into an agreement to acquire the Hatteras Funds Group, a group of affiliated companies that manage and distribute the Hatteras Funds family. The acquisition is subject to multiple approvals, including shareholder approval.  In an attempt to communicate the acquisition with you and obtain your vote of approval we have contacted you several times over the past few weeks.

We would very much like to speak to you regarding the Hatteras Funds’ acquisition and your investment in Hatteras Core Alternatives Fund L.P.   We appreciate your time and assure that the call will only take a few moments.  We will not request any confidential or personal information during the call.

Please contact us toll-free at 1-800-591-8238 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday.  At the time of the call please reference the ID Number listed below.

Thank you.

Sincerely,

David B. Perkins
CEO
Hatteras Funds

ID NUMBER: 123456789

Shareholder Services

EXTREMELY IMPORTANT

Re: Hatteras Core Alternatives Fund L.P.

Dear Shareholder:

On October 1, 2013, we announced that RCS Capital Corporation (NYSE: RCAP) entered into an agreement to acquire the Hatteras Funds Group, a group of affiliated companies that manage and distribute the Hatteras Funds family. The acquisition is subject to multiple approvals, including shareholder approval.  In an attempt to communicate the acquisition with you and obtain your vote of approval we have contacted you several times over the past few weeks.

We would very much like to speak to you regarding the Hatteras Funds’ acquisition and your investment in Hatteras Core Alternatives Fund L.P.   We appreciate your time and assure that the call will only take a few moments.  We will not request any confidential or personal information during the call.

Please contact us toll-free at 1-800-591-8238 Ext. 8535 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday.  At the time of the call please reference the number listed below.

Thank you.

Sincerely,

David B. Perkins
CEO
Hatteras Funds

REFERENCE ID: OBO-8535